EXHIBIT 99.1:

For Immediate Release:	Contacts: Julie S. Ryland
Wednesday, June 25, 2008	205.326.8421

Energen Raises Earnings Guidance on Higher

Commodity Price Assumptions

BIRMINGHAM, Alabama – Energen Corporation (NYSE: EGN) today announced that it is raising the underlying commodity price assumptions applicable to the unhedged production of its oil and gas exploration and production unit for the remainder of 2008 and for 2009. Accordingly, the energy company also is increasing its earnings guidance range for 2008 by 15 cents per diluted share and by 50 cents per diluted share in 2009.

Energen’s revised NYMEX price assumptions for unhedged production for the rest of 2008 and for the year 2009 are $10 per thousand cubic feet (Mcf) of natural gas and $100 per barrel of oil; its new natural gas liquids (NGL) price assumption is $1.30 per gallon for the remainder of 2008 and for 2009. (The Company’s prior NYMEX price assumptions were $8.50 per Mcf for gas and $85 per barrel for oil, and the assumed NGL price was $1.12 per gallon for the last nine months of 2008 and $1.105 per gallon in 2009).

The increase in the underlying commodity prices applicable to its unhedged production has led Energen to raise its earnings guidance for 2008 to a range of $4.30-$4.70 per diluted share and to $5.15-$5.55 per diluted share in 2009. All other previously disclosed assumptions remain virtually unchanged (with the exception of adjustments necessitated by the change in underlying commodity prices).

2008 EARNINGS GUIDANCE RANGE INCREASED

Key assumptions in Energen’s 2008 earnings guidance are:

•	A hedge position that covers approximately 75 percent of estimated production for the remainder of the year;

•	Assumed prices for unhedged natural gas, oil and NGL production of $10 per Mcf, $100 per barrel and $1.30 per gallon, respectively;

•	Annual production of 101 Bcfe;

•	Capital spending of $400 million, including approximately $330 million by Energen Resources and $70 million by Alagasco;

•	An average DD&A rate at ERC of $1.27 per Mcfe;

•	LOE at ERC, including production taxes, of $2.42 per Mcfe;

•	General and administrative expense at ERC of 55 cents per Mcfe;

•	Alagasco’s earning an estimated 12.6 percent on average equity of approximately $311 million;

•	Average diluted shares outstanding of 72.1 million.

2008 Hedge Position Summary

Energen Resources’ hedge position for the last six months of 2008 is as follows:

Commodity	Hedge Volumes	2008e Production	Hedge %	NYMEXe Price
Natural Gas	25.3 Bcf	33.7 Bcf	75%	$8.74 / Mcf
Oil	1.6 MMBbl	2.2 MMBbl	76%	$70.38 / barrel
NGL	23.6 MMgal	34.5 MMgal	69%	$0.96 / gallon

Energen Resources’ natural gas and oil hedge positions by type for the last six months of 2008 are as follows:

Natural Gas Hedges	Volumes (Bcf)	Assumed Differential	NYMEXe Price
San Juan Basin	16.0	$1.40 per Mcf	$8.88 per Mcf
NYMEX	9.3	—	$8.50 per Mcf
Oil Hedges	Volumes (MBbl)	Assumed Differential	NYMEXe Price
Sour Oil (WTS)	1,289	$5.00 per barrel	$68.95 per barrel
NYMEX	351	—	$75.63 per barrel

Average realized oil and gas prices for Energen Resources’ production associated with NYMEX contracts as well as for unhedged production will reflect the impact of basis differentials. Average realized NGL prices will be net of transportation and fractionation fees.

For production associated with basin-specific contracts, Energen Resources will receive the contracted hedge price. Energen typically hedges basis differentials where applicable. In the tables above, the basin-specific contract prices were converted for comparability purposes to a NYMEX-equivalent price by adding to them Energen Resources’ assumed basis differentials.

Earnings Sensitivities to Commodity Price Changes

Given Energen Resources’ hedge position and using the price assumptions given above for the Company’s unhedged production, changes in commodity prices over the remainder of the year are estimated to have the following impact on Energen’s 2008 earnings:

•

Every 10-cent change in the average NYMEX price of gas from $10 represents an estimated net income impact of approximately $315,000 (0.4 cents per diluted share). NOTE: Energen’s sensitivity to every 10-cent change in the price of natural gas for the remainder of 2008 was incorrectly calculated and reported on April 23, 2008. Rather than $775,000 of net income, or 1 cent per share, every 10-cent change in the average NYMEX price of gas from $8.50 per Mcf for the last nine months of 2008 represented an estimated net income impact of approximately $425,000, or 0.6 cents per share.

•	Every $1.00 change in the average NYMEX price of oil from $100 per barrel represents an estimated net income impact of approximately $260,000 (0.4 cents per diluted share).

•	Every 1-cent change in the average price of liquids from $1.30 per gallon represents an estimated net income impact of approximately $50,000 (0.1 cents per diluted share).

Price-related events such as substantial basis differential changes could cause earnings sensitivities to be materially different from those outlined above.

2009 EARNINGS GUIDANCE RANGE RAISED

Key assumptions in Energen’s 2009 earnings guidance are:

•	Existing hedge position covering approximately 61 percent of estimated 2009 production;

•	Assumed prices for unhedged natural gas, oil and NGL production of $10 per Mcf, $100 per barrel and $1.30 per gallon, respectively;

•	Annual production of 108 Bcfe;

•	Capital spending of $345 million, including approximately $270 million by Energen Resources and $75 million by Alagasco;

•	An average DD&A rate at Energen Resources of $1.37 per Mcfe;

•	LOE at Energen Resources, including production taxes, of $2.43 per Mcfe;

•	General and administrative expense at Energen Resources of 53 cents per Mcfe;

•	Alagasco’s earning within its allowed range of return on average equity of approximately $323 million; and

•	Average diluted shares outstanding of 72.3 million.

2009 Hedge Position Summary

Energen Resources’ 2009 hedge position by commodity is as follows:

Commodity	Hedge Volumes	2009e Production	Hedge %	NYMEXe Price
Natural Gas	43.8 Bcf	69.5 Bcf	63%	$8.99 / Mcf
Oil	2.7 MMBbl	4.8 MMBbl	56%	$72.81 / barrel
NGL	43.3 MMgal	68.0 MMgal	64%	$1.15 / gallon

Energen Resources’ 2009 natural gas and oil hedge positions by hedge type are as follows:

Natural Gas Hedges	Volumes (Bcf)	Assumed Differential	NYMEXe Price
San Juan Basin	28.4	$1.45 per Mcf	$9.22 per Mcf
Permian Basin	1.2	$1.19 per Mcf	$8.86 per Mcf
NYMEX	14.2	—	$8.55 per Mcf
Oil Hedges	Volumes (MBbl)	Assumed Differential	NYMEXe Price
Sour Oil (WTS)	2,136	$5.25 per barrel	$69.89 per barrel
NYMEX	564	—	$83.89 per barrel

Average realized oil and gas prices for Energen Resources’ production associated with NYMEX contracts as well as for unhedged production will reflect the impact of basis differentials. Average realized NGL prices will be net of transportation and fractionation fees.

For production associated with basin-specific contracts, Energen Resources will receive the contracted hedge price. Energen typically hedges basis differentials where applicable. In the tables above, the basin-specific contract prices were converted for comparability purposes to a NYMEX-equivalent price by adding to them Energen Resources’ assumed basis differentials.

Earnings Sensitivities to Commodity Price Changes

Given Energen Resources’ current hedge position for 2009 and using the price assumptions given above for the Company’s unhedged production, changes in commodity prices are estimated to have the following impact on Energen’s 2009 earnings:

•	Every 10-cent change in the average NYMEX price of gas from $10 represents an estimated net income impact of approximately $1.2 million (1.7 cents per diluted share).

•	Every $1.00 change in the average NYMEX price of oil from $100 per barrel represents an estimated net income impact of approximately $1.2 million (1.7 cents per diluted share).

•	Every 1-cent change in the average price of liquids from $1.30 per gallon represents an estimated net income impact of approximately $115,000 (0.2 cents per diluted share).

Price-related events such as substantial basis differential changes could cause earnings sensitivities to be materially different from those outlined above.

Energen’s earnings guidance does not include potential benefits from property acquisitions, Alabama shales exploration or stock repurchases, nor does the guidance make any assumption related to the potential impairment of capitalized unproved leasehold related to Alabama shales (currently approximately $40 million).

Energen Corporation is a diversified energy holding company with headquarters in Birmingham, AL. Its two lines of business are the acquisition, development and exploration of domestic, onshore natural gas, oil and NGL reserves and natural gas distribution in central and north Alabama. Energen Resources has approximately 3.6 Tcfe of proved, probable and possible reserves in the San Juan, Permian and Black Warrior basins. Alabama Gas Corporation is the largest distributor of natural gas in Alabama. More information is available at http://www.energen.com.

This release contains statements expressing expectations of future plans, objectives and performance that constitute forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Except as otherwise disclosed, the Company’s forward-looking statements do not reflect the impact of possible or pending acquisitions, divestitures or restructurings. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A more complete discussion of risks and uncertainties that could affect future results of Energen and its subsidiaries is included in the Company’s periodic reports filed with the Securities and Exchange Commission.